Exhibit 99.1
F.N.B. Corporation Reports Fourth Quarter and Full Year 2009 Results
Hermitage, PA — January 25, 2010 — F.N.B. Corporation (NYSE: FNB) today reported financial results for the fourth quarter and full year ended December 31, 2009. Net income was $4.6 million, or $0.04 per diluted share, for the fourth quarter of 2009, compared to third quarter of 2009 net income available to common shareholders of $4.8 million, or $0.04 per diluted common share, and a net loss for the fourth quarter of 2008 of $18.9 million, or $0.21 per diluted share. Full year 2009 net income available to common shareholders totaled $32.8 million, or $0.32 per diluted common share, compared to $35.6 million, or $0.44 per diluted share, for the full year ended December 31, 2008.
Results for the fourth quarter of 2009 included $2.4 million (after-tax) in non-cash other-than-temporary impairment charges primarily related to pooled trust preferred securities and $0.6 million (after-tax) in litigation settlement costs. Results for the fourth quarter of 2009 also included a $6.2 million (after-tax) increase in the provision for loan losses, compared to the third quarter of 2009, primarily related to the Florida portfolio. In total, these charges reduced net income for the fourth quarter of 2009 by $9.2 million or $0.08 per diluted share.
“FNB continues to focus on its organic growth strategy and capitalizing on the opportunities created by the competitive disruption in our Pennsylvania markets,” said Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “We are pleased with the operating success we are achieving growing loans and deposits, generating revenue growth and maintaining expense control in a challenging credit environment.”
F.N.B. Corporation’s performance ratios this quarter were as follows: return on average tangible common equity (non-GAAP measure) was 4.66%; return on average equity was 1.72%; return on average tangible assets (non-GAAP measure) was 0.28% and return on average assets was 0.21%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.
Net Interest Income
Net interest income on a fully taxable equivalent basis for the fourth quarter of 2009 totaled $71.2 million, representing an increase of $2.1 million, or 11.8% annualized, over the third quarter of 2009. The improvement of net interest income in the fourth quarter reflects a combination of a 7 basis point expansion of the net interest margin and a 4.8% annualized increase in average earning assets. The fourth quarter net interest margin of 3.85% marked the third consecutive quarter in which the margin has expanded.
Total average loans for the fourth quarter of 2009 were $5.9 billion, representing an increase of $62.5 million, or 4.3% on an annualized basis, compared to the third quarter of 2009. Average commercial loans in the fourth quarter increased $54.6 million, or 6.8% annualized,

F.N.B. Corporation Reports Fourth Quarter 2009 Results — Page 2 of 7
compared to the third quarter of 2009, with the average Pennsylvania commercial loan portfolio growing $69.9 million, or 9.5% annualized, and the average Florida portfolio decreasing $15.3 million or 22.2% annualized.
Average consumer loans in the fourth quarter of 2009 were essentially unchanged, with growth of $1.8 million compared to the third quarter of 2009. This total includes $11.2 million or 3.2% annualized growth in home equity lending (comprised of consumer lines of credit and direct installment loans) through a combination of customer preferences for these products and modest increases in line utilization. This growth was partially offset by an $8.1 million, or 5.9% annualized, decrease in the average indirect loan portfolio primarily related to seasonally lower auto sales in the fourth quarter of 2009 and the discontinuation of the federal government’s “Cash for Clunkers” program at the end of the third quarter of 2009.
“The growth in the Pennsylvania commercial loan portfolio demonstrates the strength of our commercial lending business as we capitalize on the significant opportunities created by competitor disruption in the marketplace,” noted Mr. Gurgovits. “We are pleased that our commercial team generated 115 significant new commercial relationships with over $400 million in new commitments during 2009.”
“The momentum to generate strong growth in transaction deposits and treasury management balances also continued in the fourth quarter,” said Mr. Gurgovits. “We are pleased with these results as we are winning new customer relationships and gaining market share.”
Average transaction deposits in the fourth quarter increased $48.7 million, or 4.8% annualized, compared to the third quarter of 2009. Average treasury management balances grew $70.9 million, or 60.5% annualized in the fourth quarter of 2009, compared to the third quarter of 2009, due to a combination of new account acquisition and seasonality factors. Average time deposits decreased $16.6 million, or 3.0% annualized, in the fourth quarter of 2009, compared to the third quarter, as FNB continues to focus its strategy on building transaction accounts.
Non-Interest Income
Non-interest income increased to $25.4 million in the fourth quarter of 2009, compared to $24.0 million in the third quarter of 2009, due to increases in securities commissions and fees and other non-interest income, which were partially offset by other-than-temporary impairment charges.
In looking at the major components of the fourth quarter non-interest income, securities commissions and fees increased $0.8 million, or 52.5%, due to a successful fall sales campaign. Additionally, other non-interest income increased $1.1 million to $4.5 million for the fourth quarter of 2009, reflecting a $0.7 million increase in swap fees earned from commercial customers. Non-interest income, excluding other-than-temporary impairment charges, represented 29% of revenue for the fourth quarter of 2009, compared to 28% for the third quarter of 2009.

F.N.B. Corporation Reports Fourth Quarter 2009 Results — Page 3 of 7
The impairment losses recognized for the fourth quarter of 2009 totaled $3.7 million, compared to $3.3 million for the third quarter of 2009. The current quarter impairment charges were primarily related to three pooled trust preferred securities that experienced deterioration in collateral performance and higher levels of future projected defaults. The pooled trust preferred securities portfolio is comprised of 13 securities with an original cost of $41.3 million. To date, credit-related impairment charges of $16.1 million have been recognized on this portfolio, which have reduced the carrying value to $25.2 million as of December 31, 2009, with a remaining after-tax unrealized loss of $11.4 million included in accumulated other comprehensive income.
Non-Interest Expense
Non-interest expense totaled $65.8 million in the fourth quarter of 2009, compared to $62.3 million in the third quarter of 2009. The increased expense is a result of a $2.6 million increase in other real estate owned (OREO) expense (Florida related) and net litigation settlement costs of $1.0 million. The $1.0 million in litigation costs is comprised of a $1.7 million settlement liability (previously reported in a Form 8-K dated December 29, 2009), net of $0.7 million covered under an insurance policy.
Credit Quality
“We continue to be pleased with the performance of our Pennsylvania and Regency loan portfolios at this point in the economic cycle,” remarked Mr. Gurgovits. “The duration of the slow economic environment, including high unemployment rates, remains a challenge for businesses and consumers throughout the country. Regarding our Florida portfolio, we continue to make progress reducing our exposure in the more challenging Florida market.”
Changes in overall credit quality for the fourth quarter of 2009 were primarily due to the performance of the Florida portfolio. Non-performing loans and OREO as a percentage of total loans and OREO at December 31, 2009 increased 22 basis points to 2.84% compared to 2.62% at September 30, 2009. Annualized net charge-offs equaled 1.83% of average loans for the fourth quarter of 2009, primarily driven by increased net charge-offs related to Florida, compared to 0.68% of average loans for the third quarter of 2009.
At December 31, 2009, the ratio of the allowance for loan losses to total loans equaled 1.79%, compared to 1.81% at September 30, 2009. As a percentage of non-performing loans, the allowance for loan losses equaled 71.9% at December 31, 2009, compared to 79.1% at September 30, 2009. The provision for loan losses totaled $25.9 million for the fourth quarter of 2009, which was $9.5 million higher than the third quarter of 2009.
The Pennsylvania loan portfolio totaled $5.4 billion at December 31, 2009 (93.0% of the total loan portfolio) and delivered credit quality metrics reflecting a slow economic environment characterized by a slightly increasing level of non-performing loans and net charge-offs. Pennsylvania non-performing loans and OREO totaled $76.0 million or 1.39% of total loans and OREO at December 31, 2009, compared to $69.5 million or 1.28% at September 30,

F.N.B. Corporation Reports Fourth Quarter 2009 Results — Page 4 of 7
2009. Net loan charge-offs totaled $5.1 million or 0.37% annualized of average loans for the fourth quarter of 2009, up slightly compared to $4.5 million or 0.33% annualized of average loans for the third quarter of 2009. Total past dues and non-accrual loans were 2.07% of total loans at December 31, 2009, a slight increase compared to 2.02% at September 30, 2009.
The Florida loan portfolio totaled $243.9 million at December 31, 2009 (4.2% of the total loan portfolio) and delivered credit quality metrics reflecting the continued challenging economic environment and weakness in the Florida real estate market. Florida non-performing loans and OREO totaled $82.1 million or 32.28% of total loans and OREO at December 31, 2009, compared to $76.1 million or 27.22% at September 30, 2009. Net loan charge-offs totaled $20.3 million for the fourth quarter of 2009, compared to $4.1 million for the third quarter of 2009. The increased charge-offs were largely a result of declining property values in the Florida market.
The Regency loan portfolio totaled $162.0 million at December 31, 2009 (2.8% of the total loan portfolio) and continued to deliver good credit quality metrics for a consumer finance company. Regency non-performing loans and OREO totaled $8.8 million or 5.40% of total loans and OREO at December 31, 2009, compared to $8.0 million or 5.02% at September 30, 2009. Net loan charge-offs totaled $1.7 million or 4.30% annualized of average loans for the fourth quarter of 2009, compared to $1.5 million or 3.64% annualized of average loans for the third quarter of 2009. This increase reflects expected fourth quarter seasonality and the low level of charge-offs experienced in this portfolio during the third quarter of 2009. Total past dues and non-accrual loans were 4.57% of total loans at December 31, 2009, slightly lower than 4.58% at September 30, 2009.
Capital Position
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. As of December 31, 2009, the Corporation’s estimated total risk-based capital ratio was 12.7%, the estimated tier 1 risk-based capital ratio was 11.3% and the leverage capital ratio was 8.7%. These compare to the same ratios as of September 30, 2009 of 13.0%, 11.5% and 8.7% and as of December 31, 2008 of 11.1%, 9.7% and 7.3%, respectively.
At December 31, 2009, the tangible common equity to tangible assets ratio (non-GAAP measure) equaled 5.84%, compared to 6.02% at September 30, 2009 and 4.51% at December 31, 2008. The tangible book value per share (non-GAAP measure) equaled $4.17, compared to $4.24 at September 30, 2009 and $3.92 at December 31, 2008.
Full Year 2009 Results
For the year ended December 31, 2009, F.N.B. Corporation’s net income available to common shareholders totaled $32.8 million, or $0.32 per diluted common share, compared to $35.6 million, or $0.44 per diluted share, for the year ended December 31, 2008. For 2009, F.N.B.’s return on average tangible common equity (non-GAAP measure) was 8.74%,

F.N.B. Corporation Reports Fourth Quarter 2009 Results — Page 5 of 7
return on average equity was 3.87%, return on average tangible assets (non-GAAP measure) was 0.57%, and return on average assets was 0.48%.
Net interest income on a fully taxable equivalent basis totaled $272.9 million for 2009, representing an increase of $15.1 million or 5.8% over 2008. The 2009 increased net interest income reflects growth in average earning assets partially offset by a lower net interest margin given the lower interest rate environment compared to 2008. Average earning assets increased 9.0% in 2009, with average loans increasing 7.8% compared to 2008. Loan growth occurred in all categories other than direct installments (3.9% decrease), led by 9.6% growth in commercial lending. Average deposits and treasury management balances increased 13.1%, with average treasury management balances increasing 26.6% and average transaction deposits growing 16.2% compared to 2008. These increases reflect organic growth and the benefit from acquisitions completed in 2008.
Non-interest income totaled $106.0 million for 2009, an increase of 23.1% compared to 2008. Service charges increased 5.6%, insurance commissions increased 7.1%, gain on sale of residential mortgage loans increased 67.8% and other non-interest income increased $6.4 million or 63.4%. The increase in other non-interest income was largely a result of higher impairment losses in 2008, a gain on the sale of a building in 2009 and higher recoveries on impaired loans acquired through acquisitions. Results for 2009, compared to 2008, included lower non-cash other-than-temporary impairment charges on securities of $9.3 million, lower securities commissions and fees of 8.2% and lower trust income of 2.3%. The lower securities commissions and fees and lower trust income are primarily due to the negative effect of the market conditions experienced during late 2008 and 2009. The higher non-interest income also reflects the benefit from acquisitions completed in 2008.
Non-interest expense totaled $255.3 million for 2009, an increase of 14.7% compared to 2008. Other non-interest expense increases for 2009 include higher FDIC insurance premiums of $13.0 million, higher OREO-related expenses of $4.0 million, and higher litigation costs of $1.0 million as compared to 2008, which were partially offset by $4.7 million in merger costs incurred in 2008. Higher non-interest expense also reflects the effect of the acquisitions in 2008. As a result of these increases, the efficiency ratio was 65.5% for 2009, compared to 62.9% for 2008.
The provision for loan losses for 2009 totaled $66.8 million compared to $72.4 million for 2008, a 7.7% decrease. The provision in each of 2009 and 2008 was substantially higher than historical levels primarily due to the performance of the Florida loan portfolio.
Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss its financial results for the fourth quarter of 2009 on Tuesday, January 26, 2010, at 8:00 AM Eastern Time. The call can be accessed by dialing (877) 591-4951 or (719) 325-4821 for international callers; the confirmation number is 5204528.

F.N.B. Corporation Reports Fourth Quarter 2009 Results — Page 6 of 7
A replay of the call will be available from 11:00 AM Eastern Time on the day of the call until midnight Eastern Time on Tuesday, February 2, 2010. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 5204528. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.7 billion as of December 31, 2009. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania and Florida.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission; (9) housing prices; (10) job market; (11) consumer confidence and spending habits; (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities or (13) various monetary and fiscal policies and regulations of the U.S. Government. F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Cynthia Christopher 724-983-3429
InvestorRelations@fnb-corp.com

F.N.B. Corporation Reports Fourth Quarter 2009 Results — Page 7 of 7
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				4th Qtr 2009 -	4th Qtr 2009 -
	2009		2008	3rd Qtr 2009	4th Qtr 2008
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$96,053	$96,533	$107,158	-0.5	-10.4
Interest expense	26,468	28,989	38,793	-8.7	-31.8

Net interest income	69,585	67,544	68,365	3.0	1.8
Taxable equivalent adjustment	1,661	1,644	1,597	1.0	4.0

Net interest income (FTE) (1)	71,246	69,188	69,962	3.0	1.8
Provision for loan losses	25,924	16,455	51,298	57.5	-49.5

Net interest income after provision (FTE)	45,322	52,733	18,664	-14.1	142.8

Impairment losses on securities (2)	(9,366)	(14,234)	(16,698)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	5,707	10,943	0	n/m	n/m

Net impairment losses on securities	(3,659)	(3,291)	(16,698)	n/m	n/m

Service charges	14,781	14,760	14,643	0.1	0.9
Insurance commissions and fees	3,794	3,960	3,508	-4.2	8.2
Securities commissions and fees	2,213	1,451	2,500	52.5	-11.5
Trust income	3,025	2,856	3,081	5.9	-1.8
Gain on sale of securities	30	154	5	-80.5	554.5
Gain on sale of loans	720	666	366	8.1	96.4
Other	4,483	3,406	853	31.7	425.8

Total non-interest income	25,387	23,962	8,258	5.9	207.4

Salaries and employee benefits	31,769	31,377	29,536	1.2	7.6
Occupancy and equipment	9,443	9,258	9,414	2.0	0.3
Amortization of intangibles	1,728	1,732	1,988	-0.2	-13.0
Other	22,841	19,954	17,478	14.5	30.7

Total non-interest expense	65,781	62,321	58,416	5.6	12.6

Income (loss) before income taxes	4,928	14,374	(31,494)	-65.7	-115.6
Taxable equivalent adjustment	1,661	1,644	1,597	1.0	4.0
Income taxes (benefit)	(1,289)	2,424	(14,185)	-153.2	-90.9

Net income	4,556	10,306	(18,906)	-55.8	-124.1
Preferred stock dividends and discount amortization	0	5,496	0	n/m	n/m

Net income available to common shareholders	$4,556	$4,810	($18,906)	-5.3	-124.1

Earnings (loss) per common share
Basic	$0.04	$0.04	($0.21)	0.0	-119.0
Diluted	$0.04	$0.04	($0.21)	0.0	-119.0

Performance ratios
Return on average equity	1.72%	3.62%	-7.74%
Return on average tangible equity (3) (7)	4.66%	8.13%	-17.67%
Return on average tangible common equity (3) (7)	4.66%	4.85%	-17.67%
Return on average assets	0.21%	0.47%	-0.89%
Return on average tangible assets (4) (7)	0.28%	0.56%	-0.89%
Net interest margin (FTE) (1)	3.85%	3.78%	3.88%
Yield on earning assets (FTE) (1)	5.27%	5.36%	6.02%
Cost of funds	1.60%	1.76%	2.39%
Efficiency ratio (FTE) (1) (5)	66.28%	65.04%	72.14%

Common stock data
Average basic shares outstanding	113,592,665	113,571,703	89,304,839	0.0	27.2
Average diluted shares outstanding	113,966,034	113,869,785	89,588,706	0.1	27.2
Ending shares outstanding	114,111,695	113,990,095	89,700,152	0.1	27.2
Common book value per share	$9.14	$9.23	$10.32	-1.0	-11.4
Tangible common book value per share (7)	$4.17	$4.24	$3.92	-1.7	6.3
Tangible common book value per share excluding AOCI (6) (7)	$4.43	$4.50	$4.21	-1.4	5.2
Dividend payout ratio (common)	301.32%	285.14%	-114.06%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Year
	Ended December 31,		Percent
	2009	2008	Variance
Statement of earnings
Interest income	$387,722	$409,781	-5.4
Interest expense	121,179	157,989	-23.3

Net interest income	266,543	251,792	5.9
Taxable equivalent adjustment	6,350	6,037	5.2

Net interest income (FTE) (1)	272,893	257,829	5.8
Provision for loan losses	66,802	72,371	-7.7

Net interest income after provision (FTE)	206,091	185,458	11.1

Impairment losses on securities (2)	(25,232)	(17,189)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	17,339	0	n/m

Net impairment losses on securities	(7,893)	(17,189)	n/m

Service charges	57,736	54,691	5.6
Insurance commissions and fees	16,672	15,572	7.1
Securities commissions and fees	7,460	8,128	-8.2
Trust income	11,811	12,095	-2.3
Gain on sale of securities	528	834	-36.7
Gain on sale of loans	3,061	1,824	67.8
Other	16,603	10,160	63.4

Total non-interest income	105,978	86,115	23.1

Salaries and employee benefits	126,865	116,819	8.6
Occupancy and equipment	38,249	34,245	11.7
Amortization of intangibles	7,088	6,442	10.0
Other	83,137	65,198	27.5

Total non-interest expense	255,339	222,704	14.7

Income (loss) before income taxes	56,730	48,869	16.1
Taxable equivalent adjustment	6,350	6,037	5.2
Income taxes (benefit)	9,269	7,237	28.1

Net income	41,111	35,595	15.5
Preferred stock dividends and discount amortization	8,308	0	n/m

Net income available to common shareholders	$32,803	$35,595	-7.8

Earnings (loss) per common share
Basic	$0.32	$0.44	-27.3
Diluted	$0.32	$0.44	-27.3

Performance ratios
Return on average equity	3.87%	4.20%
Return on average tangible equity (3) (7)	9.30%	10.63%
Return on average tangible common equity (3) (7)	8.74%	10.63%
Return on average assets	0.48%	0.46%
Return on average tangible assets (4) (7)	0.57%	0.55%
Net interest margin (FTE) (1)	3.75%	3.88%
Yield on earning assets (FTE) (1)	5.42%	6.25%
Cost of funds	1.86%	2.66%
Efficiency ratio (FTE) (1) (5)	65.52%	62.88%

Common stock data
Average basic shares outstanding	102,580,415	80,654,153	27.2
Average diluted shares outstanding	102,849,334	80,997,987	27.0
Ending shares outstanding	114,111,695	89,700,152	27.2
Common book value per share	$9.14	$10.32	-11.4
Tangible common book value per share (7)	$4.17	$3.92	6.3
Tangible common book value per share excluding AOCI (6) (7)	$4.43	$4.21	5.2
Dividend payout ratio (common)	149.50%	219.92%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				4th Qtr 2009 -	4th Qtr 2009 -
	2009		2008	3rd Qtr 2009	4th Qtr 2008
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$8,681,532	$8,701,853	$8,414,609	-0.2	3.2
Earning assets	7,369,320	7,281,709	7,197,213	1.2	2.4
Securities	1,489,608	1,466,176	1,330,686	1.6	11.9
Short-term investments	3,202	1,520	4,907	110.7	-34.8
Loans, net of unearned income	5,876,510	5,814,013	5,861,620	1.1	0.3
Allowance for loan losses	110,974	103,249	76,400	7.5	45.3
Goodwill and intangibles	568,666	570,705	575,668	-0.4	-1.2

Deposits and treasury management accounts (8)	6,843,748	6,740,656	6,529,246	1.5	4.8
Short-term borrowings	130,430	118,274	128,081	10.3	1.8
Long-term debt	346,819	412,411	494,065	-15.9	-29.8
Trust preferred securities	204,793	204,962	205,468	-0.1	-0.3
Shareholders’ equity — common	1,052,483	1,056,171	972,138	-0.3	8.3
Shareholders’ equity — preferred	0	72,727	0	-100.0	0.0

Asset quality data
Non-accrual loans	$133,891	$125,630	$139,607	6.6	-4.1
Restructured loans	11,624	8,282	3,872	40.4	200.2

Non-performing loans	145,515	133,912	143,479	8.7	1.4
Other real estate owned	21,367	19,741	9,177	8.2	132.8

Total non-performing loans and OREO	166,882	153,653	152,656	8.6	9.3
Non-performing investments	4,825	5,758	10,456	-16.2	-53.9

Non-performing assets	$171,707	$159,411	$163,112	7.7	5.3

Net loan charge-offs	$27,161	$9,978	$21,148	172.2	28.4
Allowance for loan losses	104,655	105,892	104,730	-1.2	-0.1

Non-performing loans / total loans	2.49%	2.29%	2.47%
Non-performing loans + OREO / total loans + OREO	2.84%	2.62%	2.62%
Allowance for loan losses / total loans	1.79%	1.81%	1.80%
Allowance for loan losses / non-performing loans	71.92%	79.08%	72.99%
Net loan charge-offs (annualized) / average loans	1.83%	0.68%	1.44%

Balances at period end
Total assets	$8,709,077	$8,595,872	$8,364,811	1.3	4.1
Earning assets	7,358,132	7,357,135	7,160,200	0.0	2.8
Securities	1,490,630	1,497,378	1,326,133	-0.5	12.4
Short-term investments	5,386	3,293	2,978	63.5	80.9
Loans, net of unearned income	5,849,361	5,837,402	5,820,380	0.2	0.5
Goodwill and intangibles	567,851	569,579	574,507	-0.3	-1.2

Deposits and treasury management accounts (8)	6,917,007	6,737,098	6,469,328	2.7	6.9
Short-term borrowings	132,383	128,092	181,558	3.4	-27.1
Long-term debt	324,877	379,257	490,250	-14.3	-33.7
Trust preferred securities	204,711	204,880	205,386	-0.1	-0.3
Shareholders’ equity — common	1,043,302	1,052,589	925,984	-0.9	12.7
Shareholders’ equity — preferred	0	0	0	0.0	0.0

Capital ratios
Equity/assets (period end)	11.98%	12.25%	11.07%
Leverage ratio	8.68%	8.73%	7.34%
Tangible equity/tangible assets (period end) (7)	5.84%	6.02%	4.51%
Tangible common equity/tangible assets (period end) (6)	5.84%	6.02%	4.51%
Tangible common equity, excluding AOCI/ tangible assets (period end) (6) (7)	6.22%	6.39%	4.85%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2009	2008	Variance
Average balances
Total assets	$8,606,188	$7,696,895	11.8
Earning assets	7,247,283	6,649,735	9.0
Securities	1,399,444	1,220,772	14.6
Short-term investments	16,663	18,941	-12.0
Loans, net of unearned income	5,831,176	5,410,022	7.8
Allowance for loan losses	107,015	67,962	57.5
Goodwill and intangibles	571,492	473,228	20.8

Deposits and treasury management accounts (8)	6,706,830	5,932,217	13.1
Short-term borrowings	114,341	143,154	-20.1
Long-term debt	419,570	498,262	-15.8
Trust preferred securities	205,045	192,060	6.8
Shareholders’ equity — common	999,502	847,417	17.9
Shareholders’ equity — preferred	63,602	0	0.0

Asset quality data
Non-accrual loans	$133,891	$139,607	-4.1
Restructured loans	11,624	3,872	200.2

Non-performing loans	145,515	143,479	1.4
Other real estate owned	21,367	9,177	132.8

Total non-performing loans and OREO	166,882	152,656	9.3
Non-performing investments	4,825	10,456	0.0

Non-performing assets	$171,707	$163,112	5.3

Net loan charge-offs	$66,892	$32,596	105.2
Allowance for loan losses	104,655	104,730	-0.1

Non-performing loans / total loans	2.49%	2.47%
Non-performing loans + OREO / total loans + OREO	2.84%	2.62%
Allowance for loan losses / total loans	1.79%	1.80%
Allowance for loan losses / non-performing loans	71.92%	72.99%
Net loan charge-offs (annualized) / average loans	1.15%	0.60%

Balances at period end
Total assets	$8,709,077	$8,364,811	4.1
Earning assets	7,358,132	7,160,200	2.8
Securities	1,490,630	1,326,133	12.4
Short-term investments	5,386	2,978	80.9
Loans, net of unearned income	5,849,361	5,820,380	0.5
Goodwill and intangibles	567,851	574,507	-1.2

Deposits and treasury management accounts (8)	6,917,007	6,469,328	6.9
Short-term borrowings	132,383	181,558	-27.1
Long-term debt	324,877	490,250	-33.7
Trust preferred securities	204,711	205,386	-0.3
Shareholders’ equity — common	1,043,302	925,984	12.7
Shareholders’ equity — preferred	0	0	0.0

Capital ratios
Equity/assets (period end)	11.98%	11.07%
Leverage ratio	8.68%	7.34%
Tangible equity/tangible assets (period end) (7)	5.84%	4.51%
Tangible common equity/tangible assets (period end) (6)	5.84%	4.51%
Tangible common equity, excluding AOCI/ tangible assets (period end) (6) (7)	6.22%	4.85%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				4th Qtr 2009 -	4th Qtr 2009 -
	2009		2008	3rd Qtr 2009	4th Qtr 2008
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,250,530	$3,195,950	$3,203,713	1.7	1.5
Direct installment	990,573	997,319	1,083,072	-0.7	-8.5
Residential mortgages	612,146	613,375	651,141	-0.2	-6.0
Indirect installment	535,856	544,002	522,633	-1.5	2.5
Consumer LOC	401,127	383,207	332,983	4.7	20.5
Other	86,278	80,160	68,078	7.6	26.7

Total loans	$5,876,510	$5,814,013	$5,861,620	1.1	0.3

Deposits:
Non-interest bearing deposits	$978,110	$951,112	$918,143	2.8	6.5
Savings and NOW	3,122,911	3,101,168	2,847,628	0.7	9.7
Certificates of deposit and other time deposits	2,206,537	2,223,126	2,331,236	-0.7	-5.3

Total deposits	6,307,558	6,275,406	6,097,007	0.5	3.5
Treasury management accounts (8)	536,190	465,250	432,239	15.2	24.0

Total deposits and treasury management accounts (8)	$6,843,748	$6,740,656	$6,529,246	1.5	4.8

Balances at period end
Loans:
Commercial	$3,234,738	$3,226,720	$3,173,941	0.2	1.9
Direct installment	985,746	993,863	1,070,791	-0.8	-7.9
Residential mortgages	605,219	594,586	638,356	1.8	-5.2
Indirect installment	527,818	544,579	531,430	-3.1	-0.7
Consumer LOC	408,469	395,366	340,750	3.3	19.9
Other	87,371	82,288	65,112	6.2	34.2

Total loans	$5,849,361	$5,837,402	$5,820,380	0.2	0.5

Deposits:
Non-interest bearing deposits	$992,298	$972,859	$919,539	2.0	7.9
Savings and NOW	3,182,909	3,072,601	2,816,628	3.6	13.0
Certificates of deposit and other time deposits	2,205,016	2,213,323	2,318,456	-0.4	-4.9

Total deposits	6,380,223	6,258,783	6,054,623	1.9	5.4
Treasury management accounts (8)	536,784	478,315	414,705	12.2	29.4

Total deposits and treasury management accounts (8)	$6,917,007	$6,737,098	$6,469,328	2.7	6.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,		Percent
	2009	2008	Variance
Average balances
Loans:
Commercial	$3,204,334	$2,922,869	9.6
Direct installment	1,013,099	1,054,167	-3.9
Residential mortgages	623,736	607,443	2.7
Indirect installment	538,031	472,894	13.8
Consumer LOC	374,164	300,014	24.7
Other	77,812	52,635	47.8

Total loans	$5,831,176	$5,410,022	7.8

Deposits:
Non-interest bearing deposits	$940,808	$825,083	14.0
Savings and NOW	3,034,843	2,596,378	16.9
Certificates of deposit and other time deposits	2,258,551	2,137,555	5.7

Total deposits	6,234,202	5,559,016	12.1
Treasury management accounts (8)	472,628	373,201	26.6

Total deposits and treasury management accounts (8)	$6,706,830	$5,932,217	13.1

Balances at period end
Loans:
Commercial	$3,234,738	$3,173,941	1.9
Direct installment	985,746	1,070,791	-7.9
Residential mortgages	605,219	638,356	-5.2
Indirect installment	527,818	531,430	-0.7
Consumer LOC	408,469	340,750	19.9
Other	87,371	65,112	34.2

Total loans	$5,849,361	$5,820,380	0.5

Deposits:
Non-interest bearing deposits	$992,298	$919,539	7.9
Savings and NOW	3,182,909	2,816,628	13.0
Certificates of deposit and other time deposits	2,205,016	2,318,456	-4.9

Total deposits	6,380,223	6,054,623	5.4
Treasury management accounts (8)	536,784	414,705	29.4

Total deposits and treasury management accounts (8)	$6,917,007	$6,469,328	6.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Fourth Quarter 2009
	Bank — PA	Bank — FL	Regency	Total
Asset quality data, by geographic region
Non-accrual loans	$60,166	$71,737	$1,988	$133,891
Restructured loans	5,994	0	5,630	11,624

Non-performing loans	66,160	71,737	7,618	145,515
Other real estate owned	9,836	10,341	1,190	21,367

Total non-performing loans and OREO	75,996	82,078	8,808	166,882
Non-performing investments	4,825	0	0	4,825

Non-performing assets	$80,821	$82,078	$8,808	$171,707

Net loan charge-offs	$5,122	$20,301	$1,738	$27,161
Provision for loan losses	10,420	13,463	2,041	25,924
Allowance for loan losses	78,061	19,789	6,805	104,655
Loans, net of unearned income	5,443,443	243,912	162,006	5,849,361

Non-performing loans / total loans	1.22%	29.41%	4.70%	2.49%
Non-performing loans + OREO / total loans + OREO	1.39%	32.28%	5.40%	2.84%
Allowance for loan losses / total loans	1.43%	8.11%	4.20%	1.79%
Allowance for loan losses / non-performing loans	117.99%	27.59%	89.33%	71.92%
Net loan charge-offs (annualized) / average loans	0.37%	31.25%	4.30%	1.83%

Loans 30 - 89 days past due	$42,642	$0	$2,796	$45,438
Loans 90+ days past due	9,851	0	2,620	12,471
Non-accrual loans	60,166	71,737	1,988	133,891

Total past due and non-accrual loans	$112,659	$71,737	$7,404	$191,800

Total past due and non-accrual loans/total loans	2.07%	29.41%	4.57%	3.28%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Third Quarter 2009
	Bank — PA	Bank — FL	Regency	Total
Asset quality data, by geographic region
Non-accrual loans	$55,454	$68,073	$2,103	$125,630
Restructured loans	3,650	0	4,632	8,282

Non-performing loans	59,104	68,073	6,735	133,912
Other real estate owned	10,380	8,067	1,294	19,741

Total non-performing loans and OREO	69,484	76,140	8,029	153,653
Non-performing investments	5,758	0	0	5,758

Non-performing assets	$75,242	$76,140	$8,029	$159,411

Net loan charge-offs	$4,469	$4,059	$1,450	$9,978
Provision for loan losses	7,555	7,379	1,521	16,455
Allowance for loan losses	72,764	26,627	6,501	105,892
Loans, net of unearned income	5,407,215	271,634	158,553	5,837,402

Non-performing loans / total loans	1.09%	25.06%	4.25%	2.29%
Non-performing loans + OREO / total loans + OREO	1.28%	27.22%	5.02%	2.62%
Allowance for loan losses / total loans	1.35%	9.80%	4.10%	1.81%
Allowance for loan losses / non-performing loans	123.11%	39.12%	96.53%	79.08%
Net loan charge-offs (annualized) / average loans	0.33%	5.90%	3.64%	0.68%

Loans 30 - 89 days past due	$43,140	$2,700	$2,853	$48,693
Loans 90+ days past due	10,827	0	2,298	13,125
Non-accrual loans	55,454	68,073	2,103	125,630

Total past due and non-accrual loans	$109,421	$70,773	$7,254	$187,448

Total past due and non-accrual loans/total loans	2.02%	26.05%	4.58%	3.21%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Fourth Quarter 2008
	Bank — PA	Bank — FL	Regency	Total
Asset quality data, by geographic region
Non-accrual loans	$45,006	$93,116	$1,485	$139,607
Restructured loans	452	0	3,420	3,872

Non-performing loans	45,458	93,116	4,905	143,479
Other real estate owned	7,054	1,138	985	9,177

Total non-performing loans and OREO	52,512	94,254	5,890	152,656
Non-performing investments	10,456	0	0	10,456

Non-performing assets	$62,968	$94,254	$5,890	$163,112

Net loan charge-offs	$5,759	$13,745	$1,644	$21,148
Provision for loan losses	17,532	32,035	1,731	51,298
Allowance for loan losses	69,745	28,506	6,479	104,730
Loans, net of unearned income	5,368,157	294,202	158,021	5,820,380

Non-performing loans / total loans	0.85%	31.65%	3.10%	2.47%
Non-performing loans + OREO / total loans + OREO	0.98%	31.91%	3.70%	2.62%
Allowance for loan losses / total loans	1.30%	9.69%	4.10%	1.80%
Allowance for loan losses / non-performing loans	153.43%	30.61%	132.09%	72.99%
Net loan charge-offs (annualized) / average loans	0.42%	18.59%	4.15%	1.44%

Loans 30 - 89 days past due	$40,414	$0	$2,980	$43,394
Loans 90+ days past due	11,044	0	2,633	13,677
Non-accrual loans	45,006	93,116	1,485	139,607

Total past due and non-accrual loans	$96,464	$93,116	$7,098	$196,678

Total past due and non-accrual loans/total loans	1.80%	31.65%	4.49%	3.38%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
     NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by the Corporation provide information useful to investors in understanding the Corporation’s operating performance and trends, and facilitate comparisons with the performance of the Corporation’s peers. The non-GAAP financial measures used by the Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. The following tables summarize the non-GAAP financial measures derived from amounts reported in the Corporation’s financial statements.

	2009		2008
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Return on average tangible equity (3):
Net income (annualized)	$18,077	$40,887	($75,214)
Amortization of intangibles, net of tax (annualized)	4,457	4,467	5,140

	22,534	45,354	(70,074)

Average total shareholders’ equity	1,052,483	1,128,898	972,138
Less: Average intangibles	(568,666)	(570,705)	(575,668)

	483,817	558,193	396,470

Return on average tangible equity (3)	4.66%	8.13%	-17.67%

Return on average tangible common equity (3):
Net income available to common shareholders (annualized)	$18,077	$19,085	($75,214)
Amortization of intangibles, net of tax (annualized)	4,457	4,467	5,140

	22,534	23,552	(70,074)

Average total shareholders’ equity	1,052,483	1,128,898	972,138
Less: Average preferred shareholders’ equity	0	(72,727)	0
Less: Average intangibles	(568,666)	(570,705)	(575,668)

	483,817	485,466	396,470

Return on average tangible common equity (3)	4.66%	4.85%	-17.67%

Return on average tangible assets (4):
Net income (annualized)	$18,077	$40,887	($75,214)
Amortization of intangibles, net of tax (annualized)	4,457	4,467	5,140

	22,534	45,354	(70,074)

Average total assets	8,681,532	8,701,853	8,414,609
Less: Average intangibles	(568,666)	(570,705)	(575,668)

	8,112,866	8,131,148	7,838,941

Return on average tangible assets (4)	0.28%	0.56%	-0.89%

Tangible common book value per share:
Total shareholders’ equity	$1,043,302	$1,052,589	$925,984
Less: preferred shareholders’ equity	0	0	0
Less: intangibles	(567,851)	(569,579)	(574,507)

	475,451	483,010	351,477

Ending shares outstanding	114,111,695	113,990,095	89,700,152

Tangible common book value per share	$4.17	$4.24	$3.92

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,
	2009	2008
Return on average tangible equity (3):
Net income (annualized)	$41,111	$35,595
Amortization of intangibles, net of tax (annualized)	4,607	4,187

	45,718	39,782

Average total shareholders’ equity	1,063,104	847,417
Less: Average intangibles	(571,492)	(473,228)

	491,612	374,189

Return on average tangible equity (3)	9.30%	10.63%

Return on average tangible common equity (3):
Net income available to common shareholders (annualized)	$32,803	$35,595
Amortization of intangibles, net of tax (annualized)	4,607	4,187

	37,410	39,782

Average total shareholders’ equity	1,063,104	847,417
Less: Average preferred shareholders’ equity	(63,602)	0
Less: Average intangibles	(571,492)	(473,228)

	428,010	374,189

Return on average tangible common equity (3)	8.74%	10.63%

Return on average tangible assets (4):
Net income (annualized)	$41,111	$35,595
Amortization of intangibles, net of tax (annualized)	4,607	4,187

	45,718	39,782

Average total assets	8,606,188	7,696,895
Less: Average intangibles	(571,492)	(473,228)

	8,034,696	7,223,667

Return on average tangible assets (4)	0.57%	0.55%

Tangible common book value per share:
Total shareholders’ equity	$1,043,302	$925,984
Less: preferred shareholders’ equity	0	0
Less: intangibles	(567,851)	(574,507)

	475,451	351,477

Ending shares outstanding	114,111,695	89,700,152

Tangible common book value per share	$4.17	$3.92

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2009		2008
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Tangible common book value per share excluding AOCI (6):
Total shareholders’ equity	$1,043,302	$1,052,589	$925,984
Less: preferred shareholders’ equity	0	0	0
Less: intangibles	(567,851)	(569,579)	(574,507)
Less: AOCI	30,633	29,529	26,505

	506,084	512,539	377,982

Ending shares outstanding	114,111,695	113,990,095	89,700,152

Tangible common book value per share excluding AOCI (6)	$4.43	$4.50	$4.21

Tangible equity/tangible assets (period end):
Total shareholders’ equity	$1,043,302	$1,052,589	$925,984
Less: intangibles	(567,851)	(569,579)	(574,507)

	475,451	483,010	351,477

Total assets	8,709,077	8,595,872	8,364,811
Less: intangibles	(567,851)	(569,579)	(574,507)

	8,141,226	8,026,293	7,790,304

Tangible equity/tangible assets (period end)	5.84%	6.02%	4.51%

Tangible common equity/tangible assets (period end):
Total shareholders’ equity	$1,043,302	$1,052,589	$925,984
Less: preferred shareholders’ equity	0	0	0
Less: intangibles	(567,851)	(569,579)	(574,507)

	475,451	483,010	351,477

Total assets	8,709,077	8,595,872	8,364,811
Less: intangibles	(567,851)	(569,579)	(574,507)

	8,141,226	8,026,293	7,790,304

Tangible common equity/tangible assets (period end)	5.84%	6.02%	4.51%

Tangible common equity, excluding AOCI/ tangible assets (period end) (6):
Total shareholders’ equity	$1,043,302	$1,052,589	$925,984
Less: preferred shareholders’ equity	0	0	0
Less: intangibles	(567,851)	(569,579)	(574,507)
Less: AOCI	30,633	29,529	26,505

	506,084	512,539	377,982

Total assets	8,709,077	8,595,872	8,364,811
Less: intangibles	(567,851)	(569,579)	(574,507)

	8,141,226	8,026,293	7,790,304

Tangible common equity, excluding AOCI/ tangible assets (period end) (6)	6.22%	6.39%	4.85%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Year
	Ended December 31,
	2009	2008
Tangible common book value per share excluding AOCI (6):
Total shareholders’ equity	$1,043,302	$925,984
Less: preferred shareholders’ equity	0	0
Less: intangibles	(567,851)	(574,507)
Less: AOCI	30,633	26,505

	506,083	377,982

Ending shares outstanding	114,111,695	89,700,152

Tangible common book value per share excluding AOCI (6)	$4.43	$4.21

Tangible equity/tangible assets (period end):
Total shareholders’ equity	$1,043,302	$925,984
Less: intangibles	(567,851)	(574,507)

	475,451	351,477

Total assets	8,709,077	8,364,811
Less: intangibles	(567,851)	(574,507)

	8,141,226	7,790,304

Tangible equity/tangible assets (period end)	5.84%	4.51%

Tangible common equity/tangible assets (period end):
Total shareholders’ equity	$1,043,302	$925,984
Less: preferred shareholders’ equity	0	0
Less: intangibles	(567,851)	(574,507)

	475,451	351,477

Total assets	8,709,077	8,364,811
Less: intangibles	(567,851)	(574,507)

	8,141,226	7,790,304

Tangible common equity/tangible assets (period end)	5.84%	4.51%

Tangible common equity, excluding AOCI/ tangible assets (period end) (6):
Total shareholders’ equity	$1,043,302	$925,984
Less: preferred shareholders’ equity	0	0
Less: intangibles	(567,851)	(574,507)
Less: AOCI	30,633	26,505

	506,084	377,982

Total assets	8,709,077	8,364,811
Less: intangibles	(567,851)	(574,507)

	8,141,226	7,790,304

Tangible common equity, excluding AOCI/ tangible assets (period end) (6)	6.22%	4.85%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.

(2)	The impairment losses on securities for 2008 (prior to the adoption of FSP 115-2 during the second quarter of 2009) includes both credit and non-credit related losses on securities.

(3)	Return on average tangible equity (common equity) is calculated by dividing net income less amortization of intangibles by average equity (common equity) less average intangibles.

(4)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(6)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than- temporarily impaired securities and unrecognized pension and postretirement obligations.

(7)	See non-GAAP financial measures for additional information relating to the calculation of this item.

(8)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(9)	Certain prior period amounts have been reclassified to conform to the current period presentation.